UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2021

Dine Brands Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California	91203-2306
(Address of principal executive offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	DIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2021, Bryan R. Adel notified the Board of Directors of his intent to retire from Dine Brands Global, Inc. (the “Corporation”) as Senior Vice President, Legal, General Counsel and Secretary, effective April 23, 2021.

Christine K. Son, age 46, will serve as Senior Vice President, Legal, General Counsel and Secretary, effective April 23, 2021. Ms. Son joined the Corporation in 2011, and has served as Vice President, Deputy General Counsel and Assistant Secretary of the Corporation since 2019 and as Vice President, Associate General Counsel from 2014 to 2019.

A copy of the Corporation’s press release announcing the retirement of Mr. Adel and the appointment of Ms. Son is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by the Corporation on March 17, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 17, 2021	DINE BRANDS GLOBAL, INC.

	By:	/s/ Bryan R. Adel
Senior Vice President, Legal, General Counsel and Secretary